Exhibit 99.1

    ZOLL Medical Corporation Announces Appointment of New Director

    CHELMSFORD, Mass.--(BUSINESS WIRE)--May 31, 2006--ZOLL Medical Corporation (NASDAQ:ZOLL), a manufacturer of resuscitation devices and related software solutions, today announced that William J. Mercer has been appointed to its Board of Directors. With this appointment, ZOLL has expanded its Board of Directors to seven members. Mr. Mercer is currently the principal of Avocet Ventures, LLC, a private equity firm specializing in the healthcare and life sciences sectors.
    Mr. Mercer serves as a director of Intuitive Surgical, Inc. (NASDAQ:ISRG), a maker of operative robotic instruments, and of Rotech Healthcare, Inc. (NASDAQ:ROHI), a home respiratory and durable medical equipment services company. He also is a director of R2 Technology, Inc., a privately held, medical-imaging software company based in Sunnyvale, Calif.
    Richard A. Packer, President and Chief Executive Officer of ZOLL commented, "We are pleased to welcome Bill to our Board of Directors. His operational and international experience will add to the skill set represented by ZOLL's Board. His industry experience with medical capital equipment, combined with his fresh perspective, will enhance the way we examine our business. His proven ability to build companies and increase shareholder value will strengthen ZOLL's similar focus. I look forward to his contributions as we build a stronger, more profitable company."
    Mr. Mercer was previously President and CEO of ALARIS Medical Systems, Inc., a leading global manufacturer of infusion pumps and patient monitoring devices. Prior to ALARIS, he held operations, general management, and international business positions with Mallinckrodt, Inc. (NYSE: TYC) for 17 years. For the first 15 years of his tenure, he focused on high-tech medical imaging products, and medical instruments and devices. His primary responsibility was leading Mallinckrodt's Medical Imaging Group. His last position at Mallinckrodt was as Senior Vice President of Mallinckrodt and President/CEO of Mallinckrodt Veterinary, a wholly owned $650-million subsidiary. He received a BS Degree in Zoology from North Carolina State University. He also received a certificate from the Advanced Management Program at Harvard Business School.

    About ZOLL Medical Corporation

    ZOLL Medical Corporation is committed to developing technologies that help advance the practice of resuscitation. With products for pacing, defibrillation, circulation, ventilation, and fluid resuscitation, ZOLL provides a comprehensive set of technologies that help clinicians, EMS professionals, and lay rescuers resuscitate sudden cardiac arrest or trauma victims. ZOLL also designs and markets software that automates the documentation and management of both clinical and non-clinical information.
    ZOLL markets and sells its products in more than 140 countries. The Company has direct operations, distributor networks, and business partners throughout the U.S., Canada, Latin America, Europe, the Middle East, Asia, and Australia. For more information, visit www.zoll.com or call +1 978-421-9655.

    Certain statements contained in this press release regarding matters that are not historical facts are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, ZOLL's ability to compete; acceptance of its resuscitation products; changes in regulations affecting the healthcare industry; general economic conditions; and those other factors discussed in the section entitled "Risk Factors" in ZOLL's Quarterly Report on Form 10-Q, which was filed with the SEC on May 12, 2006.

    (C)2006 ZOLL Medical Corporation. All rights reserved. 269 Mill Road, Chelmsford, MA 01824-4105. ZOLL is a registered trademark of ZOLL Medical Corporation. All product names are the property of their respective owners.

    CONTACT: ZOLL Medical Corporation
             Investor Contact:
             A. Ernest Whiton, 978-421-9655
             Chief Financial Officer
             or
             Media Contact:
             Robert Minicucci, 978-421-9832
             Corporate Communications Manager
             rminicucci@zoll.com